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                                                                    Exhibit 99.1

[LOGO OF RENTAL SERVICE CORPORATION]

FOR IMMEDIATE RELEASE

Company Contact: Robert M. Wilson, Senior Vice President and Chief Financial Officer
                (602) 905-3300

               RENTAL SERVICE CORPORATION ANNOUNCES STOCKHOLDER

               APPROVAL OF AN INCREASE IN ITS AUTHORIZED SHARES

SCOTTSDALE, AZ - DECEMBER 1, 1997 - RENTAL SERVICE CORPORATION (NYSE: RSV) ("RSC") announced today that its stockholders have approved an increase in the number of authorized shares of its Common Stock, $.01 par value, from 20 million to 40 million shares.

RSC sought approval of the increase in its authorized shares by written consent of its stockholders as set forth in a November 3, 1997 proxy statement. A majority of the outstanding shares was necessary to approve the increase in RSC's authorized shares. The stockholder approval became effective as of the close of business on November 28, 1997, at which time RSC had received unrevoked written consents in favor of the increase in its authorized shares representing a majority of the outstanding shares.

RSC is a leading consolidator in the rapidly growing equipment rental industry, serving the needs of a wide variety of industrial, manufacturing and construction markets. Headquartered in Scottsdale, AZ, the Company now operates the largest rental network in the United States with 147 rental locations nationwide.
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